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                                December 22, 1997



Pace Entertainment Corporation
515 Post Oak Blvd., Suite 300
Houston, TX 77027

      Re: Pavilion Partners

      Gentlemen:

      Reference is made to (i) the Partnership Agreement for Pavilion Partners ("Pavilion") between SM/Pace, Inc. ("Pace") and Amphitheater Entertainment Partnership ("AEP"), dated as of April 1, 1994 (the "Pavilion Partnership Agreement"), and (ii) the Second Amended and Restated Partnership Agreement for AEP, between Westside Amphitheater Corporation ("WAC"), San Bernardino Amphitheater Corporation ("SBAC"), Charlotte Amphitheater Corporation ("CAC", and, together with SBAC and WAC, "Blockbuster") and YM Corp. ("Sony"), dated as of April 1, 1994 (the "AEP Partnership Agreement").

      Pace has advised Sony that (i) Pace has entered into an agreement with SFX Entertainment, Inc. ("SFX"), pursuant to which SFX agreed to acquire Pace's parent corporation, Pace Entertainment corporation ("PEC"; SFX's acquisition of PEC, the "Pace Acquisition") and (ii) Pace has entered into an agreement with Blockbuster, pursuant to which Pace agreed to acquire Blockbuster's entire partnership interest in AEP (the "Blockbuster Partnership Interest"; Pace's acquisition of the Blockbuster Partnership Interest, the "Blockbuster Acquisition"). Sony has agreed to consent to the Pace Acquisition (including a waiver of the provisions of Section 12.1(b) of the Pavilion Partnership Agreement) and the Blockbuster Acquisition, and Pace and Sony have agreed to the acquisition by Pace of Sony's entire interest in AEP (the "Sony Partnership Interest") substantially simultaneously with the closing of the Pace Acquisition (the "Pace Closing") and the Blockbuster Acquisition (the "Blockbuster closing", and with the Pace Closing, the "Closing") on the terms, and subject to the conditions set forth herein and in the Term Sheet annexed hereto as Exhibit A.

      The consents granted and other agreements set forth herein and in the annexed Term Sheet are subject to, and conditioned on, Blockbuster's consent to the transfer of the Sony Partnership Interest as required by the AEP Partnership Agreement unless the Blockbuster Closing has occurred prior to the Sony Closing (as defined below).

      The consents and waiver granted and other agreements set forth herein and in the annexed Term Sheet are subject to, and conditioned on, (i) the parties obtaining any required regulatory approvals for Pace's acquisition of the Sony Partnership Interest (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), and (ii) the occurrence of the Pace Closing. The closing of Pace's acquisition of the Sony Partnership Interest (the "Sony Closing") must occur no later than the first to occur of (i) 5 business days following the Pace Closing, (ii) midnight on the same day as the Blockbuster closing, or (iii) March 30, 1998 (the "Outside Date"); provided, however, that Pace shall have the right to extend the Outside Date to a date that is not later than May 31, 1999 if the Pace Closing or the Sony Closing shall not occur on or prior to March 30, 1998, solely by reason of a request for additional information by the Justice Department or the Federal Trade Commission and related extension of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with any filings made for the Pace Acquisition, Blockbuster Acquisition or Pace's acquisition of the Sony Partnership Interest. If for any reason (other than a breach by the terminating party), the Sony Closing has not occurred on or before the Outside Date, either party shall have the right to terminate this Letter Agreement by written notice to the other and upon such termination, the consents and waiver granted herein shall be withdrawn and neither party shall have any liability or obligation to the other hereunder, except for any breach hereof.

      The parties intend to enter into a more formal Purchase Agreement, reflecting the terms hereof. However, unless and until such more formal Purchase Agreement is executed and delivered, this Letter Agreement and the annexed Term Sheet shall constitute a binding agreement between the parties.

      All publicity relating to the acquisition of the Sony Partnership Interest shall be subject to the mutual approval of Sony and Pace and, except as otherwise may be required by applicable law, no public announcement or disclosure of Pace's acquisition of the Sony Partnership Interest shall be made by any party or SFX (or any of their respective affiliates or representatives) without the prior written consent of the other party. To the extent that any party or SFX is required by applicable law to make any public announcement or disclosure

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relating to the acquisition of the Sony Partnership Interest, such party shall use its reasonable efforts, within the applicable time constraints, to arrive at a mutually agreeable form for such disclosure.

      Subject to paragraph 6 of the annexed Term Sheet, each party shall bear its own legal, accounting and other expenses relating to the transactions contemplated hereby and by the Term Sheet, whether or not such transactions are consummated.

      Each party, by its signature below, confirms to the other that it has not incurred and will not incur any liability for finder's, brokerage, agents, advisory or similar fees or commissions in connection with transactions contemplated hereby and by the annexed Term Sheet.

      This Letter Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements wholly to be performed therein and may not be amended or waived except in writing signed by each of Sony, Pace and PEC. This Letter Agreement may be signed in counterparts.

      If you are in agreement with the foregoing, please so indicate by signing in the space indicated below, whereupon this Letter Agreement shall become a binding agreement between us.

                                        Very truly yours,

                                        YM CORP.


                                        By: /s/ [illegible]
                                            ______________________


AGREED TO:

PACE ENTERTAINMENT CORPORATION


By: /s/ [illegible]
    _________________________

SM/PACE, INC.

By: /s/ [illegible]
    _________________________

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

                                                                       Exhibit A

                                   Term Sheet

      1. At the Sony Closing, Pace shall purchase the Sony Partnership Interest for $27.5 million (the "Purchase Price"), payable at the Sony Closing by wire transfer of immediately available funds to an account designated by Sony. Subject to the provisions of the Letter Agreement to which this Term Sheet is annexed, if the Sony Closing shall not have occurred on or before March 30, 1998, the Purchase Price shall bear interest from March 30, 1998 to the date of the Sony Closing at the rate of 8% per annum, compounded monthly.

      2. At the Sony Closing, Sony and its parents and affiliates shall be released by the applicable banks and other third parties from all guarantees, indemnification agreements, assurances, joinders, undertakings, covenants and other obligations to banks and other third parties relating to Pavilion, its amphitheaters or its business (other than obligations arising solely by reason of Sony's status as a general partner of AEP, which shall be assumed by Pace pursuant to Paragraph 3 below).

      3. At the Sony Closing, Pace shall assume (and to the extent the obligee is pavilion, Pace or any affiliate of Pace, Sony and its parents and affiliates shall be released from) all of Sony's and its parents' and affiliates' (i) contractual obligations and liabilities arising under the Pavilion Partnership Agreement and AEP Partnership Agreement and any related executory contracts, joinder agreements and guarantees (including, without limitation, any obligations relating to the PNC expansion) and (ii) obligations and liabilities (in contract, tort or otherwise), which in the past existed, now exist or may exist in the future, whether known or unknown, asserted or unasserted, arising out of Pavilion's or its predecessors' ownership or operation of any amphitheater, or any contractual arrangement, business activities or other actions or omissions of Pavilion (all of the foregoing, the "Assumed Liabilities"); provided, however, that notwithstanding the foregoing, Pace shall continue to comply with the provisions of Sections 13.5 and 13.6 of the Pavilion Partnership Agreement from and after the Sony Closing with respect to all tax years of Pavilion ending on or prior to the date of the Sony Closing. Without limiting the generality of the foregoing, Pace hereby waives the provisions of
Section 13.9 of the Pavilion Partnership Agreement in connection with Pace's acquisition of the Sony Partnership Interest and the Blockbuster Partnership Interest. From and after the Sony Closing, Pace shall indemnity, defend and hold harmless Sony and its parents, subsidiaries, affiliates, officers, directors, employees and agents from and against any and all losses, claims,

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damages, liabilities, deficiencies, defaults, assessments, fees, penalties or related costs or expenses, including but not limited to court costs and attorneys' and accountants' fees and disbursements arising out of, relating to or based upon (i) any of the Assumed Liabilities or (ii) the Pace Acquisition or the Blockbuster Acquisition other than by reason of any actions taken or omitted to be taken by Sony in connection therewith. At or prior to the Sony Closing, Sony will deliver to Pace a true and correct copy of the AEP Partnership Agreement.

      4. At the Sony Closing, Pace will not assume any direct or indirect duties, liabilities or obligations of Sony or its parents and affiliates of any kind or nature other than the Assumed Liabilities. It is understood and agreed that all liabilities of Sony and its parents and affiliates other than those being assumed by Pace are retained by Sony and its parents and affiliates, and Sony and its parents and affiliates shall be responsible for the payment and discharge of all such retained liabilities including, without limitation, the obligation to pay all income taxes imposed on Sony by reason of income allocated by Pavilion and AEP to Sony for periods of operation (determined assuming that the tax years of Pavilion and AEP respectively close on the date of the Sony Closing) through and until the open of business on the day of the Sony Closing. For purposes of this paragraph 4, AEP and Pavilion shall not be deemed to be affiliates of Sony.

      5. At the Sony Closing, (i) Pavilion shall distribute and return to Sony "Sony/Block Note #l" (as defined in the Pavilion Partnership Agreement) and (ii) AEP shall distribute and return to Sony the "Sony Note" (as defined in the AEP Partnership Agreement).

      6. Any taxes in the nature of sales or transfer taxes or similar taxes (explicitly excluding taxes in the nature of income taxes imposed on net income) payable by reason of the sale or transfer of the Sony Partnership Interest or Blockbuster Partnership Interest shall be paid by Pace.

      7. Between the date hereof and the Sony Closing or the Outside Date, whichever is earlier, (i) Sony and its affiliates shall not be required to make any additional contributions or provided additional funds, loans or guarantees to Pavilion and (ii) there shall be no distributions made by Pavilion to its partners or by AEP to its partners notwithstanding any provision or requirement contained in the Pavilion Partnership Agreement or the AEP Partnership Agreement to the contrary. Notwithstanding the foregoing provisions, if this Letter Agreement should be terminated prior to the occurrence of the Sony Closing, then Sony and its affiliates shall be required to promptly thereafter upon not less than five business days' notice from Pavilion make such

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additional contributions or provide such additional funds, loans or guarantees to Pavilion as would have otherwise been required had this Letter Agreement not been executed during the period between the date hereof and the date of the termination of this Letter Agreement.

      8. Each party shall execute, deliver and make such assignments, assumptions, releases, indemnifications, bills of sale, filings and other instruments, consents and assurances and take or cause to be taken all such actions as the other party may reasonably request and shall otherwise use their reasonable best efforts in order to carry out the terms of this Agreement and to enable the completion of the Sony Closing on the terms set forth herein, including, without limitation, delivering any consents, mutual releases or other customary and commercially reasonable documents or instruments (which do not obligate Sony to assume any liability or pay any consideration) reasonably necessary to enable completion of the Blockbuster Closing.

      9. Pace may assign its right to purchase the Sony Partnership Interest hereunder only to and/or may cause the Blockbuster Partnership Interest to be purchased only by, a wholly owned subsidiary of PEC or SFX. PEC hereby guarantees Pace's performance of its obligations hereunder and under the Letter Agreement to which this Term Sheet is annexed and shall cause SFX to similarly guarantee Pace's (and its permitted assignee's) obligations at the Sony Closing.

      10. Sony represents and warrants as follows to Pace, which representations and warranties shall be true and accurate as of the Sony Closing as if made on that date:

            (a) The execution, delivery and performance of this Letter Agreement by Sony and the consummation by Sony of the transactions contemplated hereby have been duly authorized by all requisite corporate action on Sony's part. No other corporate, director, shareholder or partner action or approval is necessary for the authorization, execution, delivery and performance by Sony of this Letter Agreement and the consummation by Sony of the transactions contemplated hereby (except for Blockbuster's consent pursuant to the AEP Partnership Agreement). This Letter Agreement has been duly executed and delivered by Sony and constitutes the legal, valid and binding obligation of Sony, enforceable in accordance with its terms.

            (b) Subject to obtaining the consents, releases and regulatory approvals specified herein, the execution, delivery and performance of this Letter Agreement by Sony and the consummation by Sony of the transactions contemplated hereby (i) will not violate (with or without


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

      the giving of notice or lapse of time, or both) or require any consent, approval, filing or other notice under, any provision of any applicable law and (ii) will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or require any consent or approval, or result in the acceleration of the performance of the obligations of Sony under, or result in the creation of an encumbrance upon Sony's partnership interest in AEP pursuant to, the charter or bylaws of Sony, the Pavilion Partnership Agreement or the AEP Partnership Agreement, or any indenture, mortgage, deed of trust, lease, contract, instrument or other agreement to which Sony is a party or by which Sony or any of its assets are bound or affected.

            (c) Upon consummation of the transactions contemplated by this Letter Agreement, Pace shall be vested with good and marketable title to Sony's fifty percent partnership interest in AEP free and clear of all encumbrances, other than those contained in or created by the AEP Partnership Agreement or Pavilion Partnership Agreement. Upon consummation of the transactions contemplated by this Letter Agreement, Sony will not own any rights or interest, directly or indirectly, in Pavilion or AEP or have any option, warrant or other right to acquire any such interests.

            (d) To the best of Sony's knowledge, (i) AEP has no assets or properties other than its partnership interest in Pavilion (which partnership interest is owned free and clear of all encumbrances other than those contained in or created by the Pavilion Partnership Agreement or AEP Partnership Agreement) and conducts no business activities unrelated to such ownership, (ii) AEP has no liabilities other than liabilities as a general partner of Pavilion, (iii) AEP is not a party to any contract or commitment other than those entered into with Pavilion or Pace, and (iv) AEP does not have (and never has had) any employees.

From and after the Sony Closing, Sony shall indemnify, defend and hold harmless Pace and its parents, subsidiaries, affiliates, officers, directors, employees and agents against all claims and liabilities relating to or arising out of the breach of any of the foregoing representations and warranties; provided that Sony's liability in the aggregate under this Paragraph 10 shall not exceed the Purchase Price.

      11. Pace represents and warrants as follows to Sony, which representations and warranties shall be true and accurate as of the Sony Closing as if made on that date:

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            (a) The execution, delivery and performance of this Letter Agreement by Pace and the consummation by Pace of the transactions contemplated hereby have been duly authorized by all requisite corporate action on Pace's part. No other corporate, director, shareholder or partner action or approval is necessary for the authorization, execution, delivery and performance by Pace of this Letter Agreement and the consummation by Pace of the transactions contemplated hereby. This Letter Agreement has been duly executed and delivered by Pace and constitutes the legal, valid and binding obligations of Pace, enforceable in accordance with its terms.

            (b) Subject to obtaining the consents, releases and regulatory approvals specified herein, the execution, delivery and performance of this Letter Agreement by Pace and the consummation by Pace of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or lapse of time, or both) or require any consent, approval, filing or other notice under, any provision of any applicable law and (ii) will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or require any consent or approval, or result in the acceleration of the performance of the obligations of Pace under, the charter or bylaws of Pace, the Pavilion Partnership Agreement, or any indenture, mortgage, deed of trust, lease, contract, instrument or other agreement to which Pace is a party or by which Pace or any of its assets are bound or affected.

            (c) Blockbuster has (i) acknowledged the fact that Pace is discussing a potential purchase of the Sony Partnership Interest with Sony and that Pace need not advise Blockbuster of the terms thereof, and (ii) agreed to exchange mutual releases with Sony at the Blockbuster Closing with respect to any claims in connection with Pavilion, all as set forth in Sections 4.4 and 2.5 of the Purchase Agreement between Pace and Blockbuster, true and correct copies of which Sections have been provided to Sony.

From and after the Sony closing; Pace shall indemnify, defend and hold harmless Sony and its parents, subsidiaries, affiliates, officers, directors, employees and agents against all claims and liabilities relating to or arising out of the breach of any of the foregoing representations and warranties; provided that Pace's liability in the aggregate under this Paragraph 11 shall not exceed the Purchase Price.


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